                                EXHIBIT NO. 99.5

                  INVESTMENT ADVISORY AND MANAGEMENT CONTRACT

                          FORM OF SUBADVISORY CONTRACT

                   INVESTMENT ADVISORY AND MANAGEMENT CONTRACT

THIS AGREEMENT is made and executed this 30th day of September, 1993, between SAFECO COMMON STOCK TRUST ("Trust"), a Delaware business trust and SAFECO ASSET MANAGEMENT COMPANY ("Manager"), a Washington corporation.

         WHEREAS, the Trust is registered with the Securities & Exchange Commission as a series type, open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and has caused its shares of beneficial interest to be registered for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

         WHEREAS, the Trust intends to offer for public sale distinct series of shares of beneficial interest ("Series"), each Series corresponding to a distinct portfolio; and

         WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust and each Series as now exists and as hereafter may be established which are listed in Exhibit A to this Agreement as amended from time to time; and

         WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, it is agreed as follows:

         1. Appointment of Manager. The Trust hereby appoints the Manager as investment adviser and manager of each Series to administer its affairs, subject to the supervision of the Trust's Board of Trustees, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such appointment and agrees to render the services required by this Agreement for the compensation and upon such other terms and conditions as are set forth in this Agreement. The Manager shall for all purposes herein be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Duties of Series. Each Series shall at all times keep the Manager fully informed with regard to the securities owned by it, its funds available or to become available for investment, and generally as to the condition of its affairs. It shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request.

         3. Duties of Manager.

         (a) General. The Manager shall furnish to the Trust space in the offices of the Manager or in such other place as may be agreed upon from time to time and all necessary office facilities, equipment and personnel for managing the affairs and investments and keeping the books of the Trust. Subject to the supervision of the Trust's Board of Trustees, the Manager shall regularly provide each Series with investment research, advice, management and supervision and shall furnish a continuous investment program for each Series' portfolio of securities consistent with each Series' investment objectives and policies. The Manager shall determine from time to time what securities will be purchased, retained or sold by each Series, and shall implement those decisions, all subject to the provisions of the Trust's Trust Instrument and Bylaws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives and policies of each Series. The Manager will place orders pursuant to its investment determinations for each Series either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers the Manager will attempt to obtain the best net price and the most favorable execution of its orders. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Trust and each Series, and shall perform such other functions of management and supervision as may be directed by the Board of Trustees of the Trust.

         (b) Reports and Records. The Manager, at its expense, shall supply the Trust's Board of Trustees and officers with all statistical information and reports reasonably requested by them and reasonably available to the Manager. The Manager shall oversee the maintenance of all books and records with respect to the Trust's and each Series' securities transactions and the keeping of the Trust's and each Series' books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records which it maintains for the Trust or any Series are the property of the Trust, and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Trust, to serve in the capacities in which they are elected.

         4. Allocation of Expenses.

         (a) (1) Manager shall pay the organizational expenses of the Trust, which the Trust shall reimburse to Manager over a sixty-month period commencing after the date of the Trust's initial public offering of its shares. If the Trust shall not be obligated to reimburse the Manager for aggregate organizational expenses of a Series in excess of a specified amount, such amount shall be set forth in Exhibit A as amended from time to time. (2) The Manager shall be responsible for the compensation (if any) paid to officers of the Trust for serving in that capacity; the expenses of computing the net asset value per share of the Trust and each Series; federal and state registration fees for the Trust and each Series, other than the initial fees to be reimbursed pursuant to
Section 4(a)(1); all expenses of preparing, printing and distributing advertising and sales literature for the Trust and each Series; and the cost of fidelity bond and other insurance for the Trust and each Series.

         (b) The Trust and each Series shall bear all expenses of their organization, operations and business not specifically assumed or agreed to be paid by the Manager as provided in this Agreement. In particular, but without limiting the generality of the foregoing, the Trust and each Series shall pay:

         (1) Custody and Accounting Services. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the cash, securities, and other property of the Trust and each Series, including all charges of depositories, custodians, and other agents, if any;

         (2) Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including all charges of the transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents of the Trust and each Series, if any;

         (3) Shareholder Communications. All expenses of preparing, printing, and distributing reports and certain other communications to shareholders of the Trust and each Series;

         (4) Shareholder Meetings. All expenses incidental to holding meetings of shareholders of the Trust and each Series, including the printing of notices and proxy materials and the expenses of any proxy solicitation;

         (5) Prospectuses And Statements of Additional Information. All expenses of preparing, printing and mailing to shareholders of annual or more frequent revisions of the Prospectus and Statement of Additional Information for the Trust and each Series;

         (6) Communication Equipment. All charges for equipment or services used for communication between the Manager, the Trust or each Series and the custodian, transfer agent or any other agent selected by the Trust;

         (7) Legal and Accounting Fees and Expenses. All charges for services and expenses of the Trust's legal counsel and independent auditors;

         (8) Trustees' Fees and Expenses. All compensation of trustees, other than those affiliated with the Manager, and all expenses incurred in connection with their service;

         (9) Issue and Redemption of Fund Shares. All expenses incurred in connection with the issue, redemption, and transfer of shares of the Trust and each Series, including the expense of confirming all share transactions, and of preparing and transmitting the Trust's stock certificates, if certificates are issued;

         (10) Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale, or lending of portfolio securities of the Trust and Series;

         (11) Taxes. All taxes or governmental fees payable by or with respect to the Trust and each Series to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

         (12) Nonrecurring and Extraordinary Expenses. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust or any Series is a party and the expenses the Trust or any Series may incur as a result of its legal obligation to provide indemnification to its trustees, officers, and agents.

         5. Non-Exclusive Services. The services of the Manager to the Trust and each Series hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         6. Compensation for Services.

         (a) For the services and facilities to be furnished by the Manager, each existing Series shall pay the Manager an annual fee computed on the basis of the average net asset value of the Series as ascertained each business day and paid monthly in accordance with the schedule set forth in Exhibit A to this Agreement. For purposes of computing the annual fee, the net asset value of the Series shall be equal to the difference between its total assets and its total liabilities (excluding from such liabilities its capital stock and surplus) with its assets and its liabilities to be valued in accordance with the procedures set forth in the Trust's Registration Statement.

         (b) For the services and facilities to be furnished by the Manager, any new Series of the Trust which is issued on a future date will pay the Manager a fee according to a Schedule which will be set forth in an amended Exhibit A to this Agreement.

         (c) If SAFECO Securities, Inc., receives portfolio brokerage commissions resulting from transactions in the portfolio of any Series ("commissions"), any management fee earned by Manager will be reduced by the amount of such commissions so received by SAFECO Securities, Inc.

         (d) The Trust and the Manager may mutually agree to reduce the fees payable by any Series if the reduction is in the best long-range interest of the Trust and the Manager.

         (e) If the Manager shall serve for less than the whole of any month, the monthly management fee payable by each Series shall be prorated.

         7. Reimbursements by Manager. The Manager agrees to reimburse a Series for the amount by which the Series' expenses in any full fiscal year (excluding taxes and interest expense, brokerage expenses and extraordinary expenses) exceed the limits prescribed by any state in which the Series shares are qualified for sale. For the purpose of this calculation, the costs of acquiring and disposing of portfolio securities shall be charged to the cost of or amount realized from such securities and shall not be deemed expenses of the Series. For purposes of determining whether the Series is entitled to reimbursement, the expenses of the Series are calculated on a monthly basis. If a Series is entitled to a reimbursement, that month's advisory fee will be reduced or postponed, with any adjustments made at the end of the fiscal year.

         8. Liability of Manager. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Trust's Board of Trustees in following or declining to follow any advice or recommendations of the Manager; provided, that nothing in this Agreement shall protect the Manager against any liability to the Trust or its shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         9. Books and Records. The Trust shall cause its books and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Trust.

         10. Affiliation.

         (a) It is understood that trustees, officers, shareholders and agents of the Trust and each Series are or may be interested in the Manager (or any successor thereof) as directors, officers, shareholders or otherwise, and that the Manager (or any such successor) is or may be interested in the Trust as a shareholder or otherwise.

         (b) No trustee, officer or employee of the Trust and each Series shall receive from the Trust any salary or other compensation as such director, officer or employee while he or she is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager. This paragraph shall not apply to directors or other persons who are not regular members of the Manager's or any affiliated company's staff.

         11. Unrestricted Activities. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a trustee, officer, or employee of the Trust or any Series, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

         12. Use of Name. In the event this Agreement is terminated by either party or upon written notice from the Manager at any time, the Trust hereby agrees that it will eliminate from its corporate name any reference to the name of "SAFECO." The Trust shall have the non-exclusive use of the name "SAFECO" in whole or in part only so long as this Agreement is effective or until such notice is given. Notwithstanding the foregoing and in the event that this Agreement is terminated by either party, the Manager may elect to permit the Trust to continue to use the name "SAFECO" under such terms and conditions as the Manager shall set forth in writing.

         13. Effectiveness Date/Renewal. This Agreement will become effective with respect to each Series on the date first written above or such later date as indicated on Exhibit A, provided that it shall have been approved by the Trust's Board of Trustees and by the shareholders of that Series in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Series for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) with respect to any Series, by a vote of a majority of the outstanding voting securities of that Series, provided that in either event the continuance is also approved by a majority of the Trust's trustees who are neither interested persons (as defined in the 1940 Act) of the Trust or the Manager by vote cast at a meeting called for the purpose of voting on such continuance.

         14. Amendment. This Agreement may be amended by the parties only if the terms of the amendment are approved by either (i) a majority of the Trust's Board of Trustees or, (ii) with respect to any given Series, by a vote of a majority of the outstanding voting securities of that Series at a duly called meeting of the shareholders. In either case, the majority of the trustees, who are neither interested persons of the Trust or the Manager, must approve the amendment.

         15. Termination. This Agreement is terminable with respect to any Series or in its entirety without penalty by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of each affected Series (as defined in the 1940 Act), or by the Manager, on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of the Manager and the Trust. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Trust without the consent of the Manager.

     16. Limitation of Liability. Manager is hereby expressly put on notice of
(i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. Manager hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. Manager agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees of any individual officer or trustee of the Trust.

     17. Defined Terms. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," shall have the respective meanings specified in the Investment Company Act of 1940 when such terms are used in reference to the Trust and the Series.

     18. Entire Agreement/Enforcement of Rights. This Agreement embodies the entire agreement between the Manager and the Trust with respect to the services to be provided by the Manager to the Trust and each Series and supersedes any prior written or oral agreement between those parties. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys' fees.

         19. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. Manager understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and, to the extent it involves any United States statute, in accordance with the laws of the United States.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                              SAFECO COMMON STOCK TRUST

/s/ Elna A. Thomson                     By /s/ David F. Hill
--------------------------                 ------------------------------
Elna A. Thomson                         David F. Hill
Secretary                               President



ATTEST:                                 SAFECO ASSET MANAGEMENT COMPANY



/s/ Elna A. Thomson                     By /s/ Richard W. Hubbard
--------------------------                 ------------------------------
Elna A. Thomson                           Richard W. Hubbard
Secretary                                 President

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                               SAFECO GROWTH FUND

                                  FEE SCHEDULE

                  Net Assets                                            Annual Fee
                  ----------                                            ----------
For assets up to and including $100,000,000                             .75 of 1%

For assets in excess of $100,000,000 and
         up to and including $250,000,000                               .65 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                               .55 of 1%

For assets over $500,000,000                                            .45 of 1%


                             ORGANIZATIONAL EXPENSES

Not applicable.




SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                        SAFECO Growth Fund



By: /s/ Richard W. Hubbard             By: /s/ David F. Hill
    -------------------------------        -------------------------
Its:  President                        Its:  President


Attest: /s/ Elna A. Thomson            Attest: /s/ Elna A. Thomson
        ---------------------------           ----------------------
       Secretary                              Secretary


As of 9-30-93

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                               SAFECO EQUITY FUND

                                  FEE SCHEDULE



                  Net Assets                                   Annual Fee
                  ----------                                   ----------
For assets up to and including $100,000,000                    .75 of 1%

For assets in excess of $100,000,000 and
         up to and including $250,000,000                      .65 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                      .55 of 1%

For assets over $500,000,000                                   .45 of 1%


                             ORGANIZATIONAL EXPENSES

Not applicable.






SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                        SAFECO Equity Fund



By: /s/ Richard W. Hubbard             By: /s/ David F. Hill
    ------------------------------         ------------------------
Its:  President                        Its:  President


Attest: /s/ Elna A. Thomson            Attest: /s/ Elna A. Thomson
        ---------------------------            --------------------
        Secretary                              Secretary



As of 9-30-93

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                               SAFECO INCOME FUND

                                  FEE SCHEDULE

                  Net Assets                                     Annual Fee
                  ----------                                     ----------
For assets up to and including $100,000,000                      .75 of 1%

For assets in excess of $100,000,000 and
         up to and including $250,000,000                        .65 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                        .55 of 1%

For assets over $500,000,000                                     .45 of 1%


                             ORGANIZATIONAL EXPENSES

Not applicable.






SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                        SAFECO Income Fund



By: /s/ Richard W. Hubbard             By: /s/ David F. Hill
    -----------------------------          ------------------------
Its:  President                        Its:  President


Attest: /s/ Elna A. Thomson            Attest: /s/ Elna A. Thomson
       --------------------------              --------------------
       Secretary                              Secretary

As of 9-30-93

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                              SAFECO NORTHWEST FUND

                                  FEE SCHEDULE

                  Net Assets                                      Annual Fee
                  ----------                                      ----------
For assets up to and including $250,000,000                       .75 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                         .65 of 1%

For assets in excess of $500,000,000 and
         up to and including $750,000,000                         .55 of 1%

For assets over $750,000,000                                      .45 of 1%



                             ORGANIZATIONAL EXPENSES


The Trust shall not be obligated to reimburse the Manager for aggregate organizational expenses in excess of $30,000 for the SAFECO Northwest Fund.



SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                        SAFECO Northwest Fund

By: /s/ Richard W. Hubbard             By: /s/ David F. Hill
    ---------------------------            -------------------------
Its:  President                        Its:  President

Attest: /s/ Elna A. Thomson            Attest: /s/ Elna A. Thomson
        -----------------------                ---------------------
        Secretary                              Secretary

As of 9-30-93

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                              SAFECO BALANCED FUND



The SAFECO Common Stock Trust consists of the following additional Series, which is made a party to this Agreement pursuant to Section 13 of the Agreement:

         1. SAFECO Balanced Fund

As provided in Section 6 of this Agreement, for the services and facilities to be furnished by the Manager, SAFECO Balanced Fund shall pay the Manager an annual fee computed on the basis of the average net asset value of SAFECO Balanced Fund as ascertained each business day and paid monthly in accordance with the following schedule:

                  Net Assets                                           Annual Fee
                  ----------                                           ----------
For assets up to and including $250,000,000                            .75 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                              .65 of 1%

For assets over $500,000,000                                           .55 of 1%


                             ORGANIZATIONAL EXPENSES


Not applicable.


SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                        SAFECO Balanced Fund

By: /s/ Stephen C. Bauer               By: /s/ David F. Hill
    ------------------------               -------------------------
Its:  President                        Its:  President


Attest: /s/ Neal A. Fuller             Attest: /s/ Neal A. Fuller
        --------------------                   ---------------------
        Secretary                              Assistant
                                               Secretary

As of 11-10-95

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                         SAFECO INTERNATIONAL STOCK FUND


The SAFECO Common Stock Trust consists of the following additional Series, which is made a party to this Agreement pursuant to Section 13 of the Agreement:

         1. SAFECO International Stock Fund

As provided in Section 6 of this Agreement, for the services and facilities to be furnished by the Manager, SAFECO International Stock Fund shall pay the Manager an annual fee computed on the basis of the average net asset value of SAFECO International Stock Fund as ascertained each business day and paid monthly in accordance with the following schedule:

                  Net Assets                                        Annual Fee
                  ----------                                        ----------
For assets up to and including $250,000,000                         1.10 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                           1.00 of 1%

For assets over $500,000,000                                        .90 of 1%


                             ORGANIZATIONAL EXPENSES

Not applicable.

SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                  SAFECO International Stock Fund


By: /s/ Stephen C. Bauer               By: /s/ David F. Hill
    -------------------------              ------------------------
Its:  President                        Its:  President

Attest: /s/ Neal A. Fuller             Attest: /s/ Neal A. Fuller
        ---------------------                  --------------------
        Secretary                              Assistant
                                               Secretary


As of 11-10-95

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST
                         SAFECO SMALL COMPANY STOCK FUND


The SAFECO Common Stock Trust consists of the following additional Series, which is made a party to this Agreement pursuant to Section 13 of the Agreement:

         1. SAFECO Small Company Stock Fund

As provided in Section 6 of this Agreement, for the services and facilities to be furnished by the Manager, SAFECO Small Company Stock Fund shall pay the Manager an annual fee computed on the basis of the average net asset value of SAFECO Small Company Stock Fund as ascertained each business day and paid monthly in accordance with the following schedule:

                  Net Assets                                          Annual Fee
                  ----------                                          ----------
For assets up to and including $250,000,000                           .85 of 1%

For assets in excess of $250,000,000 and
         up to and including $500,000,000                             .75 of 1%

For assets over $500,000,000                                          .65 of 1%


                             ORGANIZATIONAL EXPENSES

Not applicable.


SAFECO Asset Management Company       SAFECO Common Stock Trust
                                           on behalf of
                                  SAFECO Small Company Stock Fund

By: /s/ Stephen C. Bauer               By: /s/ David F. Hill
    -------------------------              ------------------------
Its:  President                        Its:  President


Attest: /s/ Neal A. Fuller             Attest: /s/ Neal A. Fuller
        ---------------------                  --------------------
       Secretary                               Assistant
                                               Secretary

As of 11-10-95

                        SUB-INVESTMENT ADVISORY CONTRACT


         Contract made as of ___________________, 1995, between SAFECO ASSET MANAGEMENT COMPANY ("SAM") a Washington corporation, and BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED ("BIAM"), a Connecticut corporation.

         WHEREAS, SAM has entered into an Investment Advisory Contract dated as of the date hereof ("Advisory Contract") with SAFECO Common Stock Trust (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, SAM wishes to retain BIAM as sub-investment adviser to furnish certain investment advisory services to SAM and the SAFECO International Fund series ("Series") of the Trust, and BIAM is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. SAM hereby appoints BIAM as its investment sub-investment adviser with respect to the Series for the period and on the terms set forth in this Contract. BIAM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Duties of BIAM.

         (a) Subject to the supervision of the Trust's Board of Trustees ("Board") and SAM, BIAM will provide a continuous investment program for the Series, including investment research and management. BIAM will determine from time to time what investments will be purchased, retained or sold by the Series. BIAM will be responsible for placing purchase and sell orders for investments and for other related transactions. BIAM will provide services under this Contract in accordance with the Series' investment objective, policies and restrictions as stated in the Series' Prospectus.

         (b) BIAM agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Series, BIAM may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and BIAM may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to BIAM's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of BIAM and its affiliates to the Series and its other clients and that the total commissions paid by the Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to BIAM, or any affiliated person thereof, except in accordance with United States securities laws and the rules and regulations thereunder. Whenever BIAM simultaneously places orders to purchases or sell the same security on behalf of the Series and one or more other accounts advised by BIAM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. SAM recognizes that in some cases this procedure may adversely affect the results obtained for the Series.

         (c) BIAM will maintain all books and records required to be maintained by BIAM pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Series, and will furnish the Board and SAM with such periodic and special reports as the Board of SAM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BIAM hereby agrees that all records which it maintains for the Series are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

         (d) At such times as shall be reasonably requested by the Board or SAM, BIAM will provide the Board and SAM with economic and investment analyses and reports and make available to the Board and SAM any economic, statistical and investment services normally available to similar investment company customers of BIAM.

         3. Further Duties. In all matters relating to the performance of this Contract, BIAM will act in conformity with the Trust's Declaration of Trust, By-laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the written instructions and directions of the Board and SAM and comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act"), the rules thereunder, and all other applicable federal and state laws and regulations. SAM agrees to provide to BIAM copies of the Trust's Declaration of Trust, Bylaws, Registration Statement, written instructions and directions of the Board and SAM, and any amendments or supplements to any of them as soon as practicable after such materials become available.

         4. Services Not Exclusive. The services furnished by BIAM hereunder are not to be deemed exclusive, and BIAM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officers or employee of BIAM to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         5. Expenses. During the term of this Contract, BIAM will bear all expenses incurred by it in connection with its services under this Contract.

         6. Compensation.

         (a) For the services provided and the expenses assumed by BIAM pursuant to the Contract, SAM will pay to BIAM a fee, computed daily and payable monthly, at an annual rate specified below (in United States dollars) of the Advisory Fee received by SAM from the Trust with respect to the Series pursuant to the Advisory Contract:

                           Net Assets                             Fee
                           ----------                             ---
         For assets up to and including                        .45 of 1%
         $50,000,000

         For assets in excess of $50,000,000                   .40 of 1%
         and up to and including $100,000,000

         For assets in excess of $100,000,000                  .30 of 1%


         (b) "Net assets" shall include the assets of the Series and the assets of any other series of any other trust managed by SAM and sub-managed by BIAM.

         (c) The fee shall be accrued daily and payable monthly to BIAM on or before the last business day of the next succeeding calendar month.

         (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         7. Limitation of Liability. BIAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Trust or its shareholders or by SAM in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.

         8. Representations of BIAM. BIAM represents, warrants and agrees as follows:

         (a) BIAM: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met, and will continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will immediately notify SAM of the occurrence of any event that would disqualify BIAM from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

         (b) BIAM has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide SAM with a copy of such code of ethics, together with evidence of its adoption. Within 45 days after the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice president of BIAM shall certify to SAM that BIAM has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of BIAM's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of SAM, BIAM shall permit SAM, its employees or its agents to examine the reports required to be made to BIAM by Rule 17j-1(c)(1) and all other records relevant to BIAM's code of ethics.

         (c) BIAM has provided SAM with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to SAM.

         (d) BIAM will notify SAM of any change in the identity or control of its shareholders promptly after such change.

         9. Duration and Termination.

         (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved (1) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series' outstanding voting securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Series.

         (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on 60 days' written notice to BIAM. This Contract may also be terminated by SAM: (i) on 120 days' written notice to BIAM, without the payment of any penalty; (ii) upon material breach by BIAM of any of the representations and warranties set forth in Paragraph 8 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach; or (iii) if BIAM becomes unable to discharge its duties and obligations under this Contract. BIAM may terminate this Contract at any time, without the payment of any penalty, on 120 days' notice to SAM. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.

         10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Series' outstanding voting securities.

         11. Governing Law. This Contract shall be construed in accordance with the laws of the State of Washington without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Washington conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions thereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities,"

"affiliated person," "control," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ATTEST:                                   SAFECO ASSET MANAGEMENT COMPANY




__________________________                By: ____________________________
Neal A. Fuller                                Steve Bauer
Secretary                                     President




ATTEST:                                   By: BANK OF IRELAND ASSET
                                              MANAGEMENT (U.S.) LIMITED




___________________________               By: ____________________________
Gerald Colleary                               Denis Curran
Senior Vice President                         President